UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

(Exact name of registrant as specified in its charter)

Texas	333-174226	38-3769404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11451 Katy Freeway, Suite 500

Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (281) 598-8600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Assignment of Revolving Credit Agreement to New Lender Group

On August 30, 2013, Black Elk Energy Offshore Operations, LLC (the “Company” or “we”) consented to the assignment by Capital One Bank, N.A. (“Capital One”), as Administrative Agent and Lender, and the other Lenders, of all of their respective rights and obligations under the Credit Agreement, dated as of December 24, 2010 (as previously amended, the “Credit Agreement”), to White Elk LLC, as Administrative Agent and Lender, and Resource Value Group LLC, as Lender. In connection with the assignment and assumption of the Credit Agreement, the parties entered into a Loan Purchase and Sale Agreement and an Omnibus Assignment and Assumption of Loans, Loan Documents and Related Liens and Security Interests and Appointment of Agent. Resource Value Group LLC is affiliated with our majority owner, Platinum Partners Value Arbitrage Fund L.P.

The foregoing descriptions of the Loan Purchase and Sale Agreement and the Omnibus Assignment are qualified in their entirety by reference to the full and complete terms of such agreements, copies of which are attached to this Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

Amendment to Credit Agreement

On August 30, 2013, we entered into a Limited Waiver and Eleventh Amendment to Credit Agreement (the “Eleventh Amendment”) by and among Black Elk Energy Offshore Operations, LLC, as the Borrower, the Guarantors party thereto, the Lenders and White Elk LLC, as Administrative Agent. The Eleventh Amendment amended the Credit Agreement to (1) obtain waivers related to our financial covenants for the third and fourth quarters of 2013, (2) extend the maturity date under the credit facility to January 1, 2015, (3) increase the Applicable Margin under the Credit Agreement by one percent (for a total increase of two percent when combined with the one percent increase pursuant to the Eighth Amendment), (4) maintain the borrowing base at $25 million, subject to the right of Resource Value Group LLC to require the Administrative Agent to increase the borrowing base up to a maximum of $50 million, and (5) waive the right of the Company and the Lenders to request or obtain a borrowing base redetermination prior to the first Scheduled Redetermination Date in 2014.

Effective as of September 3, 2013, the Administrative Agent, the Lenders and the Company agreed to increase the borrowing base under the credit facility to $29 million.

The foregoing description of the Eleventh Amendment is qualified in its entirety by reference to the full and complete terms of such agreement, a copy of which is attached to this Form 8-K as Exhibit 10.3 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Loan Purchase and Sale Agreement, dated as of August 30, 2013, by and among Capital One Bank, N.A., as Administrative Agent for the Lenders signatory thereto, and the Lenders signatory thereto, and White Elk LLC, as new Administrative Agent and Lender, and Resource Value Group LLC, as new Lender.

10.2	Omnibus Assignment and Assumption of Loans, Loan Documents and Related Liens and Security Interests and Appointment of Agent, dated as of August 30, 2013, by and among, Capital One, N.A., in its capacity as Administrative Agent for the Lenders, Issuing Bank and Collateral Agent and Mortgagee for the Secured Parties and First Lien Agent, Second Lien Agent and Facility Swap Agent under the Intercreditor Agreements, the Lenders signatory thereto, White Elk LLC, Resource Value Group LLC, on behalf of one or more beneficial holders of the Loans, and Black Elk Energy Offshore Operations, LLC.

10.3	Limited Waiver and Eleventh Amendment to Credit Agreement, effective as of August 30, 2013, by and among Black Elk Energy Offshore Operations, LLC, the Guarantors party thereto, White Elk LLC, as Administrative Agent for the Lenders signatory thereto, and the Lenders signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2013

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

By:	/s/ John Hoffman
	Name:	John Hoffman
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Loan Purchase and Sale Agreement, dated as of August 30, 2013, by and among Capital One Bank, N.A., as Administrative Agent for the Lenders signatory thereto, and the Lenders signatory thereto, and White Elk LLC, as new Administrative Agent and Lender, and Resource Value Group LLC, as new Lender.

10.2	Omnibus Assignment and Assumption of Loans, Loan Documents and Related Liens and Security Interests and Appointment of Agent, dated as of August 30, 2013, by and among, Capital One, N.A., in its capacity as Administrative Agent for the Lenders, Issuing Bank and Collateral Agent and Mortgagee for the Secured Parties and First Lien Agent, Second Lien Agent and Facility Swap Agent under the Intercreditor Agreements, the Lenders signatory thereto, White Elk LLC, Resource Value Group LLC, on behalf of one or more beneficial holders of the Loans, and Black Elk Energy Offshore Operations, LLC.

10.3	Limited Waiver and Eleventh Amendment to Credit Agreement, effective as of August 30, 2013, by and among Black Elk Energy Offshore Operations, LLC, the Guarantors party thereto, White Elk LLC, as Administrative Agent for the Lenders signatory thereto, and the Lenders signatory thereto.